Overview
On June 24, 2016, WBI Energy, Inc. (WBI), a subsidiary of MDU Resources Group, Inc. (Company), entered into a membership interest purchase agreement with Tesoro Refining & Marketing Company LLC (Tesoro), an affiliate of Tesoro Corporation, to sell all of the outstanding membership interests in Dakota Prairie Refining, LLC (DPR) to Tesoro. WBI and Calumet North Dakota, LLC, a subsidiary of Calumet Specialty Products Partners, L.P., each previously owned 50 percent of the DPR membership interests and were equal members in building and operating the Dakota Prairie Refinery. To effectuate the sale, WBI acquired Calumet North Dakota’s 50 percent membership interests in DPR on June 27, 2016. The sale of the membership interests to Tesoro closed on June 27, 2016.

As consideration for the DPR membership interests, Tesoro agreed to indemnify the Company’s subsidiary, Centennial Energy Holdings, Inc. (Centennial), for any losses and litigation expenses arising from Centennial’s guarantee of certain debt obligations of DPR that currently total approximately $66 million. WBI repaid $64.5 million of indebtedness outstanding under DPR’s revolving credit agreement, which includes WBI’s share and $28.5 million of Calumet’s share of the indebtedness as consideration for its DPR membership interests.

The Company and certain of its subsidiaries provide electric and natural gas utility services to certain facilities owned by Tesoro and its affiliates, including DPR, and will continue to provide such services under arm’s-length transactions.

Basis of Presentation
The unaudited pro forma consolidated financial statements reflect adjustments to the Company's historical financial results in connection with the sale of DPR. Management believes the adjustments made and the assumptions used are directly attributable to the sale, factually supportable and are expected to have a continuing impact on the consolidated statement of income. The following unaudited pro forma consolidated statements of income for the three months ended March 31, 2016, and the years ended December 31, 2015, 2014 and 2013, give effect to the sale as if it occurred on January 1, 2013, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet gives effect to the sale as if it occurred as of March 31, 2016, the latest balance sheet data on file. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma financial statements are based on, and should be read in conjunction with, the audited consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the unaudited consolidated financial statements and accompanying notes included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

The Company's anticipated after-tax impairment charge from the sale of DPR is in the range of $150 million to $160 million, subject to customary closing adjustments, and has not been reflected in the unaudited pro forma consolidated statements of income.

The unaudited pro forma consolidated financial statements and accompanying notes are not intended to be a complete presentation of the Company’s financial position or results of operations had the sale occurred as of and for the periods indicated. In addition, the adjustments are estimates, and as such, are subject to change. The unaudited pro forma consolidated financial statements and accompanying notes are provided for illustrative and informational purposes only, and are not necessarily indicative of the Company’s future results of operations or financial condition had the sale been completed on the dates assumed.

MDU Resources Group, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
March 31, 2016
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except shares and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$90,938	$(68,714)	(a)	$22,224
Receivables, net	537,744	(10,577)	(b)	527,167
Inventories	276,812	(17,056)	(b)	259,756
Deferred income taxes	33,868	325	(c)	34,193
Prepayments and other current assets	57,821	(5,442)	(b)	52,379
Current assets held for sale	57,753	27,121	(c)(e)	84,874
Total current assets	1,054,936	(74,343)		980,593
Investments	121,955	—		121,955
Property, plant and equipment	6,878,595	(430,081)	(b)	6,448,514
Less accumulated depreciation, depletion and amortization	2,543,942	(22,834)	(b)	2,521,108
Net property, plant and equipment	4,334,653	(407,247)		3,927,406
Deferred charges and other assets:
Goodwill	641,527	—		641,527
Other intangible assets, net	7,803	—		7,803
Other	359,977	(390)	(b)(d)	359,587
Noncurrent assets held for sale	97,549	58,803	(c)(f)	156,352
Total deferred charges and other assets	1,106,856	58,413		1,165,269
Total assets	$6,618,400	$(423,177)		$6,195,223
Liabilities and Equity
Current liabilities:
Short-term borrowings	$61,525	$(61,525)	(b)	$—
Long-term debt due within one year	104,915	(6,375)	(b)	98,540
Accounts payable	260,432	(27,411)	(b)	233,021
Taxes payable	50,222	6,076	(c)	56,298
Dividends payable	36,791	—		36,791
Accrued compensation	41,137	(717)	(b)	40,420
Other accrued liabilities	189,275	(6,472)	(b)	182,803
Current liabilities held for sale	17,170	15,226	(c)(g)	32,396
Total current liabilities	761,467	(81,198)		680,269
Long-term debt	1,822,139	(62,625)	(b)	1,759,514
Deferred credits and other liabilities:
Deferred income taxes	728,304	(23,812)	(c)	704,492
Other liabilities	811,106	8,455	(b)(d)	819,561
Total deferred credits and other liabilities	1,539,410	(15,357)		1,524,053
Commitments and contingencies
Equity:
Preferred stocks	15,000	—		15,000
Common stockholders' equity:
Common stock
Authorized - 500,000,000 shares, $1.00 par value Shares issued - 195,843,297 at March 31, 2016	195,843	—		195,843
Other paid-in capital	1,229,431	—		1,229,431
Retained earnings	984,315	(150,994)	(h)	833,321
Accumulated other comprehensive loss	(38,582)	—		(38,582)
Treasury stock at cost - 538,921 shares	(3,626)	—		(3,626)
Total common stockholders' equity	2,367,381	(150,994)		2,216,387
Total stockholders' equity	2,382,381	(150,994)		2,231,387
Noncontrolling interest	113,003	(113,003)	(h)	—
Total equity	2,495,384	(263,997)		2,231,387
Total liabilities and equity	$6,618,400	$(423,177)		$6,195,223
See accompanying notes to the unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Three Months Ended March 31, 2016
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
Operating revenues	$905,153	$(44,939)	(i)	$860,214
Operating expenses:
Fuel and purchased power	22,011	—		22,011
Purchased natural gas sold	161,035	—		161,035
Cost of crude oil	39,800	(39,800)	(i)	—
Operation and maintenance	536,282	(19,157)	(i)	517,125
Depreciation, depletion and amortization	60,259	(5,375)	(i)	54,884
Taxes, other than income	44,014	(840)	(i)	43,174
Total operating expenses	863,401	(65,172)		798,229
Operating income	41,752	20,233		61,985
Other income	1,246	(197)	(i)	1,049
Interest expense	23,776	(908)	(i)	22,868
Income before income taxes	19,222	20,944		40,166
Income taxes	4,558	3,743	(j)	8,301
Income from continuing operations	14,664	17,201		31,865
Net loss attributable to noncontrolling interest	(11,040)	11,040	(i)	—
Income from continuing operations attributable to the Company	$25,704	$6,161		$31,865

Earnings from continuing operations, attributable to the Company, per common share - basic	$.13			$.16
Earnings from continuing operations, attributable to the Company, per common share - diluted	$.13			$.16
Weighted average common shares outstanding - basic	195,284			195,284
Weighted average common shares outstanding - diluted	195,284			195,284
See accompanying notes to the unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2015
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
Operating revenues	$4,191,549	$(177,497)	(i)	$4,014,052
Operating expenses:
Fuel and purchased power	86,238	—		86,238
Purchased natural gas sold	450,114	—		450,114
Cost of crude oil	159,811	(159,811)	(i)	—
Operation and maintenance	2,870,938	(65,715)	(i)	2,805,223
Depreciation, depletion and amortization	227,730	(15,983)	(i)	211,747
Taxes, other than income	142,585	(1,630)	(i)	140,955
Total operating expenses	3,937,416	(243,139)		3,694,277
Operating income	254,133	65,642		319,775
Other income	19,232	(775)	(i)	18,457
Interest expense	93,068	(1,889)	(i)	91,179
Income before income taxes	180,297	66,756		247,053
Income taxes	65,603	11,903	(j)	77,506
Income from continuing operations	114,694	54,853		169,547
Net loss attributable to noncontrolling interest	(35,256)	35,256	(i)	—
Income from continuing operations attributable to the Company	$149,950	$19,597		$169,547

Earnings from continuing operations, attributable to the Company, per common share - basic	$.77			$.87
Earnings from continuing operations, attributable to the Company, per common share - diluted	$.77			$.87
Weighted average common shares outstanding - basic	194,928			194,928
Weighted average common shares outstanding - diluted	194,986			194,986
See accompanying notes to the unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2014
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
Operating revenues	$4,114,816	$257	(i)	$4,115,073
Operating expenses:
Fuel and purchased power	89,312	—		89,312
Purchased natural gas sold	558,463	—		558,463
Operation and maintenance	2,798,245	(6,031)	(i)	2,792,214
Depreciation, depletion and amortization	203,980	(896)	(i)	203,084
Taxes, other than income	145,393	(575)	(i)	144,818
Total operating expenses	3,795,393	(7,502)		3,787,891
Operating income	319,423	7,759		327,182
Other income	9,873	(735)	(i)	9,138
Interest expense	86,906	(35)	(i)	86,871
Income before income taxes	242,390	7,059		249,449
Income taxes	63,227	1,195	(j)	64,422
Income from continuing operations	179,163	5,864		185,027
Net loss attributable to noncontrolling interest	(3,895)	3,895	(i)	—
Income from continuing operations attributable to the Company	$183,058	$1,969		$185,027

Earnings from continuing operations, attributable to the Company, per common share - basic	$.95			$.96
Earnings from continuing operations, attributable to the Company, per common share - diluted	$.95			$.96
Weighted average common shares outstanding - basic	192,507			192,507
Weighted average common shares outstanding - diluted	192,587			192,587
See accompanying notes to the unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2013
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
Operating revenues	$3,920,171	$(3)	(i)	$3,920,168
Operating expenses:
Fuel and purchased power	83,528	—		83,528
Purchased natural gas sold	495,471	—		495,471
Operation and maintenance	2,679,359	(594)	(i)	2,678,765
Depreciation, depletion and amortization	200,398	(14)	(i)	200,384
Taxes, other than income	140,713	(7)	(i)	140,706
Total operating expenses	3,599,469	(615)		3,598,854
Operating income	320,702	612		321,314
Other income	6,086	(520)	(i)	5,566
Interest expense	83,803	(113)	(i)	83,690
Income before income taxes	242,985	205		243,190
Income taxes	74,294	(59)	(j)	74,235
Income from continuing operations	168,691	264		168,955
Net loss attributable to noncontrolling interest	(363)	363	(i)	—
Income from continuing operations attributable to the Company	$169,054	$(99)		$168,955

Earnings from continuing operations, attributable to the Company, per common share - basic	$.89			$.89
Earnings from continuing operations, attributable to the Company, per common share - diluted	$.89			$.89
Weighted average common shares outstanding - basic	188,855			188,855
Weighted average common shares outstanding - diluted	189,693			189,693
See accompanying notes to the unaudited pro forma consolidated financial statements.

MDU Resources Group, Inc.
Notes to the Unaudited Pro Forma Consolidated Financial Statements

(a)
Reflects the repayment of short-term borrowings, payment to Calumet North Dakota, LLC for their membership interest, the reclassification of cash to an escrow account for the payment of renewable identification numbers (RINs), the reclassification of cash to an escrow account for vendor letters of credit issued under the revolving credit facility and cash receipt of the working capital adjustment from Tesoro

(b)	Elimination of the assets and liabilities attributable to the sale of DPR

(c)	Reflects the reclassification of deferred taxes and prepaid income taxes to assets and liabilities held for sale

(d)
Reflects the liability for Centennial's guarantee of certain debt obligations of DPR and the related indemnification asset for Tesoro's indemnification of Centennial of any losses and litigation expenses arising from the guarantee

(e)	Reflects the restricted cash for payment of the RINs and the vendor letters of credit, as noted above

(f)	Reflects the deferred tax asset attributable to the sale of DPR

(g)	Liabilities that remain with WBI Energy in connection with the sale of DPR

(h)	Reflects the effect of the sale transactions in the respective equity accounts

(i)
Adjustments attributable to the sale of DPR including revenue; cost of crude oil; operation and maintenance expenses; depreciation, depletion and amortization; taxes, other than income; other income; interest expense; and net loss attributable to noncontrolling interest

(j)	Reflects the tax effect of the unaudited pro forma adjustments at the applicable statutory income tax rates